[Letterhead of Radics & Co. LLC]

                                                               April 4, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Gentlemen:

We have had an opportunity to review the disclosures made by BCB Bancorp, Inc. ("BCB") in its current report on Form 8-K which is to be filed today with the Securities and Exchange Commission ("SEC").

Pursuant to Item 304(a)(3) of Regulation S-K, we are required to furnish BCB with a letter addressed to the SEC stating whether or not we agree with the statements made by BCB in the Form 8-K regarding our replacement as the independent registered auditors of BCB, and, if not, stating the respects in which we do not agree.

We agree with the statements made by BCB in the Form 8-K regarding our replacement as the independent registered auditors of BCB.

                                                         Very truly yours,


                                                          /s/ Radics & Co. LLC
                                                          Radics & Co., LLC




cc:  BCB Bancorp, Inc.